Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos 333-279140, 333-237904, 333-217559, 333-196110, 333-174152, and 333-156501) of MYR Group Inc. of our report dated February 25, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the this Annual Report on Form 10-K.

/s/ Crowe LLP

Oakbrook Terrace, Illinois
February 25, 2026